UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2024

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40899	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 552-4452

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBLG	Nasdaq Capital Market

Warrants to Purchase Common Stock, par value $0.001 per share	BBLGW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Amended and Restated Letter Agreement

On March 12, 2024, Bone Biologics Corporation (the “Company”) and Jeffrey Frelick, entered into an amended and restated letter agreement, effective as of January 1, 2024 (the “Frelick Agreement”). The Frelick Agreement replaces and supersedes the letter agreement entered into between the Company and Jeffrey Frelick on June 8, 2015 as described in the Company’s filings with the Securities and Exchange Commission. Pursuant to the Frelick Agreement, Mr. Frelick will continue to serve as the Company’s Chief Executive Officer.

The Frelick Agreement continues to be automatically renewable for successive one-year periods on January 1st of each calendar year, unless either party provides notice of non-renewal to the other no later than July 9th during any term. The Frelick Agreement continues to provide Mr. Frelick: (i) an annual base salary of $300,000, (ii) the opportunity to earn an annual bonus targeted at 50% of the then-current salary based on reasonably achievable key performance indicators, (iii) eligibility to participate in the Company’s benefit plans, and (iv) reimbursement for expenses necessarily and properly incurred in accordance with the Company’s policies on the same. Under the terms of the amended and restated agreement, Mr. Frelick is eligible to receive a transaction bonus of 1% to 2% of the transaction value depending on the size of the transaction in the event the Company is acquired. The Frelick agreement contains standard restrictive covenants, including non-competition and non-solicitation, and terms and conditions customarily found in similar agreements.

Pursuant to the Frelick Agreement, if Mr. Frelick is terminated without cause, he will receive, in addition to any accrued compensation and benefits, a severance payment equal to one year of his then-current base salary, insurance coverage or reimbursement of COBRA payments for a term of one year, and will be eligible, subject to the Board of Director’s discretion, for a pro-rata annual bonus.

A copy of the Frelick Agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the three-months ending March 31, 2024.

Amendment to Chief Financial Officer Letter Agreement

On March 12, 2024, the Company entered into an amendment (the “Amendment”) to the letter agreement between the Company and Deina Walsh, the Company’s Chief Financial Officer, dated December 17, 2021. The Amendment became effective as of March 11, 2024. Under the terms of the Amendment, Ms. Walsh is eligible to receive a transaction bonus of 0.5% to 1% of the transaction value depending on the size of the transaction in the event the Company is acquired.

A copy of the Amendment will be filed with the Company’s Quarterly Report on Form 10-Q for the three-months ending March 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONE BIOLOGICS CORPORATION

Date: March 15, 2024
	By:	/s/ Jeffrey Frelick
Jeffrey Frelick
Chief Executive Officer